EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300


                                November 19, 1997

Linear Technology Corporation
1630 McCarthy Boulevard
Milpitas, CA  95035-7417

         Re:  Registration Statement on Form S-8

 Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 19, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,500,000 shares of your Common Stock (the "Shares"), consisting of 4,000,000 shares reserved for issuance under the 1996 Incentive Stock Option Plan (the "Option Plan") and 500,000 shares reserved for issuance under the 1986 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Option Plan and the Purchase Plan.

         It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Option Plan and the Purchase Plan and pursuant to the agreements which accompany the Option Plan and the Purchase Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                Sincerely,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation


                                /s/ WILSON SONSINI GOODRICH & ROSATI
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